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                                                EXHIBIT 10.4


                                 STOCK OPTION



Effective on the date hereof, May 12, 1994, ALC Communications Corporation, a Delaware corporation ("ALC"), hereby grants to Grumman Hill Associates, Inc., 15 Ketchum Street, Westport, CT 06880, a nontransferable Non-Qualified Stock Option to purchase, at a price of $29.63 per share, 14,000 shares of ALC Communications Corporation Common Stock. This option shall fully vest on May 12, 1995 and shall expire at the close of business on May 12, 1999.

From and after May 12, 1995, the option may be exercised by Grumman Hill Associates, Inc. or its legal successor, by giving written notice of exercise accompanied by payment in cash or by check for the shares being purchased. Upon exercise, ALC shall promptly issue certificates to Grumman Hill Associates, Inc. representing the shares acquired upon such exercise.

The ALC Communications Corporation Common Stock issuable on exercise of the option will be registered under the Securities Act of 1933 (the "Act"), and Grumman Hill Associates, Inc. agrees that it will make no disposition of any of such stock in violation of the Act.

In the event of any merger, consolidation, stock dividend, split-up, combination or exchange of shares or recapitalization, the number or kind of shares that are subject to the option and the option price per share immediately prior to such event shall be proportionately and appropriately adjusted, without increase or decrease in the aggregate option price to be paid upon exercise of the option. The determination of the Board of Directors of ALC as to the terms of any such adjustment shall be binding and conclusive on Grumman Hill Associates, Inc. and any other entity which is at any time entitled to exercise the option.

ALC Communications Corporation

By:  John M. Zrno
   -------------------------------------
     John M. Zrno, President

Accepted this 12th day of May, 1994
Grumman Hill Associates, Inc.

By:  Richard D. Irwin
   -------------------------------------
     Richard D. Irwin, President